EXHIBIT 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) dated May 21, 2004, between Coastal Energy LLC, one and the same as Coastal LLC, a Delaware limited liability company (the “Borrower”), and AMERICREST BANK, a state banking corporation (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower is in the oil and gas business and desires to borrow funds from the Bank and to use said funds in connection with the leveraging of oil and gas properties that it recently acquired in the State of Texas;

WHEREAS, the Borrower and the Bank have agreed to an extension of credit by the Bank in the form of a term note;

WHEREAS, the Borrower desires to secure its obligations under this Agreement and the term note with oil and gas properties of the Borrower in Wheeler County, Texas, pursuant to the terms and conditions of this Agreement and other loan and security documents as described herein; and

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the terms “Agreement”, “Borrower” and “Bank” shall have the meanings set forth above and each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

“Affiliate” shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any affiliate of the Borrower within the meaning of the regulations promulgated pursuant to the Securities Act of 1933, as amended, with control, as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

“Business Day” shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the United States.

“Change of Management” shall occur if Wexford Partners LLC ceases to act as Manager of Borrower.

“Closing Date” shall mean the effective date of this Agreement.

“Code” shall mean the United States Internal Revenue Code as amended from time to time.

“Collateral” shall mean the Mortgaged Properties.

“Contested in Good Faith” shall mean a matter (a) which is being contested in good faith by or on behalf of any Person, by appropriate and lawful proceedings diligently conducted, satisfactory to the Bank, and for which a reserve has been established in an amount determined in accordance with GAAP, (b) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, and (c) in which a good faith contest will not materially detract from the value of the Collateral, materially jeopardize the rights of the Bank or the Borrower with respect thereto, materially interfere with the operation by the Borrower of its business, or otherwise have a Material Adverse Effect.

“Current Assets” and “Current Liabilities” shall mean, at any time, all assets or liabilities, respectively that should, in accordance with GAAP, be classified as current assets or current liabilities, respectively, on a balance sheet of the Borrower.

“Default” shall mean any event or occurrence that with the lapse of time or the giving of notice, or both, would become an Event of Default.

“Environmental Complaint” shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property of Borrower, (c) solid or liquid waste disposal, (d) either the use, generation, storage, transportation or disposal of any Hazardous Substance, or (e) other environmental, health or safety matters affecting any Property of Borrower or the business conducted thereon.

“Environmental Laws” shall mean (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Water Pollution Control Act, the Environmental Pesticides Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any so-called federal, state or local “Superfund” or “Superlien” statutes, (d) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (e) any other equivalent federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of hazardous substances.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

“Events of Default” shall mean any of the events specified in Section 8.1.

“Financial Statement” shall mean statements of the financial condition of the Borrower at the point in time and for the period indicated and consisting of at least a balance sheet, statement of income, statement of cash flow and related statements of operations, membership units and other equity, all of which shall be prepared in accordance with GAAP consistently applied and when applicable in comparative form with respect to the corresponding period of the preceding fiscal period or as otherwise required by Bank.

“GAAP” shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time during the term of this Agreement.

“Governmental Authority” shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality or other political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Highest Lawful Rate” shall mean the maximum nonusurious interest rate permissible under applicable laws of the State of Oklahoma or those of the United States of America applicable to the Bank, whichever authorizes the greater rate.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all liabilities which would appear on a balance sheet of such Person, prepared in accordance with GAAP (b) all obligations of such Person evidenced by bonds, debentures, promissory notes or such similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien, except a Permitted Lien, on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

“Insolvency Proceeding” shall mean application (whether voluntary or instituted by another Person) for, or the consent to, the appointment of a receiver, trustee, conservator, custodian or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor’s relief or other similar Law of the United States, the State of Oklahoma or any other jurisdiction.

“Law(s)” shall mean all applicable statutes, laws, ordinances, rules, rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any governmental authority or Tribunal.

“LIBOR” shall mean the one (1) month London Interbank Offering Rate.

“Lien” shall mean any lien, mortgage, security interest, tax lien, pledge, conditional sale or title retention arrangement, or any other interest in or encumbrance upon, property, which is designed to secure the repayment of Indebtedness, whether arising by agreement, under any Law or otherwise.

“Litigation” shall mean any proceeding, claim, lawsuit, and/or investigation conducted or threatened by or before any Tribunal.

“Loan” shall mean the loan by the Bank in favor of the Borrower contemplated by this Agreement as provided for in Section 2.

“Loan Balance” shall mean, at any time, the combined outstanding principal balance of the Note at such time.

“Loan Documents” shall collectively mean this Agreement, the Note, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, or the Security Instruments, and all renewals and extensions of, or amendments or supplements to, or restatements of any or all of the foregoing from time to time in effect.

“Manager” shall mean, as to Borrower, Wexford Capital LLC, or such other member of Borrower or Person as shall be designated in writing to the Bank by the Members of Borrower.

“Material Adverse Effect” shall mean any set of circumstances or events which (a) would have an adverse effect upon the validity or enforceability of any of the Loan Documents, (b) is or could reasonably be expected to become material and adverse to the business, condition (financial or otherwise), operations or prospects of the Borrower, (c) could reasonably be expected to materially impair the Borrower’s ability to fulfill its obligations under the terms of the Loan Documents, or (d) constitutes a Default or an Event of Default.

“Mortgaged Properties” shall mean all of the interest of Borrower in the Oil and Gas Properties, rights associated therewith, as-extracted collateral, and all related equipment located thereon, and proceeds and products of the foregoing.

“Note” shall mean the loan set forth in Section 2, together with any and all renewals, extensions for any period, increases and rearrangements thereof, but shall not include the Indebtedness from Borrower to the Bank under that certain Loan Agreement dated December 18, 2003, and the loan documents associated therewith.

“Obligations” shall mean, without duplication, (a) any and all Indebtedness evidenced by the Loan and any and all interest, fees, late fees, attorney fees and costs, obligations, liabilities, indebtedness, charges and expenses, in connection therewith or in connection with any Loan Document, and with respect to all of the foregoing to the extent that any of the same includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and remains unpaid at each relevant time of determination.

“Oil and Gas Properties” shall mean the undeveloped oil, gas and mineral properties and the proved developed producing oil, gas and mineral properties mortgaged to the Bank pursuant to the terms hereof and situated in Wheeler County, Texas, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties appertaining, belonging, affixed or incidental thereto and the related personal properties located thereon, which oil, gas and mineral properties are identified on Exhibit “A”. The oil and gas properties set forth on Exhibit “A” do not represent all of the oil and gas properties owned by Borrower and oil and gas properties not identified on Exhibit A do not constitute part of the Mortgaged Properties under this Agreement.

“Ownership” shall mean the ownership of the Borrower as such ownership is shown on Schedule “1” hereto.

“Permitted Liens” shall mean (a) liens for Taxes incurred in the course of business (which are not yet due or are being Contested in Good Faith); (b) liens in connection with workers’ compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA) old-age pension or public liability obligations which are not yet due or are being Contested in Good Faith; (c) other Liens existing as of the Closing Date and disclosed on Schedule 5.16 attached hereto under the heading “Permitted Liens”; (d) liens created in favor of the Bank and other Liens expressly permitted under the Security Instruments; (e) liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations, or deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; encumbrances consisting of easements, zoning restrictions, of other restrictions on the use of Property, provided that such encumbrances do not materially impair the use of such Property for the purposes intended, and none of which are violated by existing or proposed structure or land use, and such other material encumbrances as have been disclosed to and approved by Bank in writing; (f) good faith deposits in connection with bids, tenders, contracts or leases, performance or other similar bonds; and (g) liens arising from services or materials provided In the ordinary course of business that are being contested in good faith.

“Person” shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated organization or a government or any agency or political subdivision thereof.

“Principal Office” shall mean the principal office of the Bank in Oklahoma County, Oklahoma presently located at 3333 Northwest Expressway, Oklahoma City, Oklahoma with a mailing address of P.O. Box 25676, Oklahoma City, Oklahoma 73125-0676.

“Release of Hazardous Substances” shall mean any emission, spill, release, disposal or discharge, except in accordance with a valid permit, license, certificate or approval of the relevant Governmental Authority, and notice of which is required to be given thereof by the person responsible for such emission, spill, release, disposal or discharge to a Governmental Authority of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer, septic system or waste treatment, storage or disposal system servicing any Mortgaged Property of the Borrower.

“Requirement of Law” shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree or regulation or determination of any tribunal or other Governmental Authority, including, without limitation, rules, regulations and orders and requirements for permits, licenses, registrations, approvals or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Security Instruments” shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1, and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as the same may be amended from time to time.

“Taxes” shall mean all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

“Tribunal” shall mean any court, governmental department or authority, commission, board, bureau, agency, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish, or municipality, whether now or hereafter existing, having jurisdiction over the Bank, the Borrower or its Property.

1.2 References. References in this Agreement to Exhibit, Article or Section numbers shall be to Exhibits, Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to “hereby”, “herein”, “hereinafter”, “hereinabove”, “hereinbelow”, “hereof”, “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article or Section in which such reference appears.

ARTICLE II

AMOUNTS AND TERMS OF LOAN

2. The Loan. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties made by the Borrower herein, the Bank agrees to make the following Loan:

2.1 The Note. The Note to the Borrower shall be evidenced by this Agreement and a promissory note of even date herewith in the maximum amount of Four Million and No/100 Dollars ($4,000,000.00) that shall be made, executed and delivered by the Borrower to the Bank at the Closing.

2.1.1 Use of Proceeds. The proceeds of the Note shall be used in connection with the leveraging of recently acquired Oil and Gas Properties in Wheeler County, Texas.

2.1.2 Interest Rate. The outstanding unpaid principal balance of the Note shall bear interest at a variable rate per annum equal to the Index Rate. Interest shall be computed at a per diem charge based on a Three Hundred Sixty (360) day year. The unpaid principal amount from time to time outstanding under the Note shall bear interest at the rate of 2.875% over the one (1) month LIBOR as posted in the Wall Street Journal (the “Index Rate”) The Index Rate shall be adjusted on the first Business Day of each month (the “Date of Change”). The Index Rate is not necessarily the lowest rate charged by the Bank on its loans. Each change in the Index Rate shall become effective without notice to the Borrower (which notice is hereby waived) on the Date of Change.

2.1.3 Repayment. The Note shall be payable beginning on July 1, 2004, and on the same day of each month thereafter up to and including May 1, 2009, in fifty-nine (59) consecutive equal monthly payments of $66,666.00 plus interest as set forth in the Note with the entire outstanding principal balance of the Note, all unpaid interest accrued thereon and any other charges due and payable on June 1, 2009, the Maturity Date.

2.1.4 Origination Fee. Borrower shall pay to the Bank an origination fee of Ten Thousand and no/100 Dollars ($10,000.00) which fee shall be due and payable at Closing.

2.2 Making of Payments. All payments (including prepayments) made by the Borrower on account of the Note shall be made to the Bank at its offices at 3333 N.W. Expressway, Oklahoma City, Oklahoma, or at P.O. Box 25676, Oklahoma City, Oklahoma, 73125-0676 at or before 2:00 p.m., local time, in lawful money of the United States of America and in immediately available funds. If any payment under the Note shall be due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

2.3 Maximum Lawful Interest. It is not the intention of the Bank or the Borrower to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between the Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to the Bank for use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the maximum amount permissible under applicable law. If from any circumstances the Bank shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of the Loan evidenced by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the affected note until payment in full, so that the rate of interest on account of such Note is uniform throughout the term thereof. This Section 2.3 shall control every other provision of the Loan Documents and all other agreements between the Bank and the Borrower contemplated hereby.

2.4 Voluntary Prepayments. The Borrower shall have the right at any time, or from time to time, to prepay without premium or penalty, all or any part of the loan balance outstanding on the Note; provided however, that no such prepayment shall, until all Obligations are fully paid and satisfied, excuse the payment as it becomes due of any payment provided for herein. All prepayments made pursuant to this Section 2.4 shall be applied first to accrued and unpaid interest and then to the principal balance.

2.5 Mandatory Prepayments. In the event the unpaid principal balance on the Note ever exceeds 75% of the collateral base, pursuant to Section 6.1 hereof (a “Collateral Base Deficiency”), the Borrower shall, within thirty (30) days after notification from the Bank, either (i) by instruments reasonably satisfactory in form and substance to the Bank, provide the Bank with additional collateral with value and quality in amounts reasonably satisfactory to the Bank in order to increase the Collateral Base by an amount at least equal to such excess, or (ii) prepay, without premium or penalty, the principal amount of the Note in an amount at least equal to such excess plus interest thereon to the date of such prepayment.

2.6 Pledge of and Security Interest in Accounts and Right of Offset or Lien. As security for the payment and/or performance hereunder, the Borrower hereby transfers, assigns, and pledges to the Bank and/or grants to the Bank a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Bank, with such interest of the Bank to be retransferred, reassigned and/or released by the Bank, as the case may be, at the expense of the Borrower upon payment in full. All remedies as secured party or assignee of such funds shall be exercisable, subject to applicable notice and cure periods provided in this Agreement, by the Bank upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Bank the right, exercisable, subject to applicable notice and cure periods provided in this Agreement, at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker’s lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Bank, to the extent of the Indebtedness regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

ARTICLE III

COLLATERAL

3.1 Oil and Gas Properties. To secure the performance by the Borrower of its obligations hereunder, and under the Note and Security Instruments, whether matured or unmatured, direct or contingent, including extensions, modifications, renewals and increases thereof, and substitutions therefor, contemporaneously with or prior to the execution of this Agreement and the Note, the Borrower shall grant, assign and maintain in favor of the Bank at all times until each of the Obligations hereunder, including the Note, are paid and satisfied in full, valid first mortgage liens and first, prior and perfected security interests in and to all of the right, title and interest in the Mortgaged Properties. In order to provide the Bank with such valid first mortgage liens and first, prior and perfected security interests, the Borrower shall execute and deliver to the Bank at Closing any and all instruments mortgaging the Mortgaged Properties.

3.2 Letters in Lieu of Transfer Orders. The Bank agrees that none of the letters in lieu of transfer or division orders provided by the Borrower pursuant to Sections 6.6 and 6.7 will be sent to the addressee thereof prior to the occurrence of an Event of Default, and the expiration of any applicable cure periods, at which time the Bank may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

3.3 Power of Attorney. The Borrower hereby designates the Bank as its agent and attorney-in-fact, to act in its name, place and stead for the purpose of completing and delivering any and all of the letters in lieu of transfer orders or division orders delivered by the Borrower to the Bank pursuant to Section 3.2 or Sections 6.6 or 6.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Bank shall be accountable only for amounts that it actually receives or has expressly directed that others receive as a result of the exercise of such powers and shall not be responsible to the Borrower, or any other Person, for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

3.4 Further Assurances. Borrower will cause to be executed and delivered to the Bank, in the future, additional Security Instruments, if Bank reasonably deems such are necessary, to insure perfection or maintenance of the Bank’s security interests and Liens in the Collateral or any part thereof and in Collateral as it is acquired in the future.

3.5 Subsequent Determinations of Collateral Base. Subsequent determinations of the Collateral Base shall be made by the Bank at least annually as set forth below or as Unscheduled Redeterminations. Borrower shall furnish to the Bank as soon as possible, but, in any event no later than December 31 of each’ year, the engineering reports pursuant to Section 6.4 or within thirty (30) days after receipt of notice from Bank that it requires an Unscheduled Redetermination, an engineering report in form and substance satisfactory to Bank prepared by Borrower’s in-house engineers valuing, as of the date of such report, the Oil and Gas Properties utilizing the pricing parameters used by the Bank, as established from time-to-time, together with such other information, reports and data concerning the value of the Collateral as the Bank shall deem reasonably necessary to determine the value of such Collateral. No later than February 1 of each year, or within a reasonable time thereafter, the Bank shall notify the Borrower of the new Collateral Base for the period beginning on the date of such notice (herein called the “Determination Date”) and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is made by the Bank, the Bank shall notify Borrower within a reasonable time after receipt of all requested information of the new Collateral Base, if any, and such new Collateral Base shall continue until the next Determination Date. If Borrower does not furnish all such information, reports and data by the date specified in this Section 3.5, the Bank may nonetheless designate the Collateral Base at any amount which the Bank determines in its discretion and may redesignate the Collateral Base from time to time thereafter until the Bank receives all such information, reports and data, whereupon the Bank shall designate a new Collateral Base as described above. If the information furnished by Borrower in connection with any scheduled Collateral Base determination shall ever be unacceptable to the Bank, the Bank shall have the right to require the Borrower to furnish information reasonably acceptable to the Bank, prepared by the Borrower’s in-house engineers. The Bank shall determine the amount of the Collateral Base based upon the loan collateral value which it in its discretion (using such methodology, assumptions and discounts rates as the Bank customarily uses in assigning collateral value) assigns to such Collateral at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and its Affiliates) as the Bank customarily considers in evaluating similar credits. It is expressly understood that the Bank has no obligation to designate the Collateral Base at any particular amount, except in the exercise of its discretion, whether in relation to the Loan or otherwise. Provided, however, that the Bank shall never have the obligation to designate a Collateral Base in excess of its legal or internal lending limits. If at any time any of the Collateral is sold, the Collateral Base then in effect shall immediately and automatically be reduced by a sum equal to the amount of prepayment required pursuant to Section 2.6 hereof.

ARTICLE IV

CONDITIONS

4. The obligations of the Bank to enter into this Agreement and to make the Loan are subject to the satisfaction of the following conditions precedent unless waived in writing by Bank:

4.1 Receipt of Loan Documents and Other Items. The Bank shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the Bank shall have received, reviewed and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged, all in form and substance satisfactory in the good faith judgment of the Bank and dated, where applicable, of even date herewith or a date prior thereto (unless specifically noted below to the contrary) and acceptable in the good faith judgment of the Bank:

(a) Multiple original counterparts of this Agreement, as reasonably requested by the Bank;

(b) The Note executed by the Borrower;

(c) Copies of the Articles of Organization and the Operating Agreement of Borrower;

(d) Copy of authorizing resolution approving the borrowing, the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the Members of Borrower, accompanied by a certificate of the respective secretary or an assistant secretary of the Borrower, to the effect that such copy is a true and correct copy of resolutions duly adopted at a meeting or by unanimous consent of the Members of the Borrower and that such resolution constitutes the resolution adopted with respect to such transactions, has not been amended, modified, or revoked in any respect, and is in full force and effect as of the date of such certificate;

(e) Mortgages and security agreements from the Borrower transferring, creating, evidencing, perfecting and otherwise establishing, as applicable, a security interest in the Collateral in favor of the Bank each executed by the Borrower;

(f) Certificate dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower in all jurisdictions where such qualification is required and where failure to be qualified or in good standing could reasonably be expected to have a Material Adverse Effect;

(g) Results of searches of the UCC records of the States of Delaware and of Oklahoma and of the real estate records of any State where the Oil & Gas Properties are located from a source acceptable to the Bank and reflecting no Liens, other than Permitted Liens, against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement;

(h) Certificates evidencing the insurance maintained by the Borrower in compliance with applicable provisions of this Agreement;

(i) Executed letters in lieu of transfer orders; and

(j) Such other agreements, documents, items, instruments, opinions, certificates, waivers, consents and evidence as the Bank may reasonably request.

4.2 Representations and Warranties. The representations and warranties of the Borrower under this Agreement are true and correct in all material respects as of such date, as if then made.

4.3 No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice or both, would constitute an Event of Default.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5. To induce the Bank to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Bank (which representations and warranties shall survive the delivery of the Loan Documents) that:

5.1 Due Authorization and Existence. The execution and delivery by the Borrower of this Agreement and borrowings hereunder; the execution and delivery by the Borrower of the Loan Documents; the repayment of the Loan and interest and fees provided for in the Loan Documents and this Agreement; the execution and delivery of the Security Instruments by the Borrower; the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower and have been duly authorized by all necessary action of the Borrower. The Borrower is a limited liability company legally existing and in good standing under the laws of the State of Delaware and is duly qualified and is in good standing in all states in which it is doing business, except where failure to be qualified will not have a Material Adverse Effect.

5.2 Consents, Conflicts and Creation of Liens. The execution and delivery by the Borrower of the Loan Documents and the performance (except upon the occurrence of an Event of Default) of the obligations of the Borrower thereunder do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law which contravention or conflict would have a Material Adverse Effect, (c) contravene or conflict with any indenture, instrument or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument or other agreement, other than the Loan Documents.

5.3 Valid and Binding Obligations. All of the Loan Documents, when duly executed and delivered by the Borrower, will be the legal, valid and binding obligations of the Borrower enforceable against the Borrower by the Bank in accordance with their respective terms, except as limited by equitable principles and applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time-to-time affecting the rights of creditors generally.

5.4 Title to Collateral. Title to the Collateral is held in the name of Coastal Energy LLC which is one and the same as Coastal LLC, a registered trade name of Borrower in the State of Oklahoma. All of the Collateral is free and clear of all Liens, except Permitted Liens, and the Borrower has good and indefeasible title to such Collateral.

5.5 Liabilities, Litigation, and Restrictions. Other than as disclosed under the heading “Liabilities” on Schedule 5.5 hereto, the Borrower has no liabilities, direct or contingent, which may materially and adversely affect its business, operations or ownership of the Collateral. Except as set forth under the heading “Litigation” on Schedule 5.5 hereto, no Litigation of any nature affecting the Borrower is pending before any tribunal or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to result in any material impairment of its ownership of any Collateral or to have a Material Adverse Effect. No unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the ownership of a material portion of the Collateral other than such as relates generally to Persons engaged in business activities similar to those conducted by the Borrower.

5.6 Gas Imbalance. Borrower has no material obligations or liabilities on any contracts or agreements with respect to gas imbalances or other matters where Borrower’s oil and gas production will be substantially curtailed from the levels of production previously experienced with respect to the Oil and Gas Properties.

5.7 Authorizations and Consents. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any Governmental Authority, tribunal or any other Person is required to authorize, or is otherwise required in connection with, the valid execution and delivery by the Borrower of the Loan Documents, or any instrument contemplated hereby or thereby, the repayment by the Borrower of the Note and the interest and fees provided in the Loan Documents and this Agreement, or the performance (except in the Event of Default) by the Borrower of the Obligations.

5.8 Compliance with Laws. The Borrower and the Property are in compliance in all material respects with all applicable law, rule, regulation, order or decree, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA.

5.9 Proper Filing of Tax Returns and Payment of Taxes Due. The Borrower has duly and properly filed all United States income tax returns and all other tax returns which are required to be filed by the Borrower, have paid all taxes due except such as are being Contested in Good Faith and as to which adequate provisions and disclosures have been made. The charges and reserves of the Borrower with respect to taxes and other governmental charges are adequate, and the Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with taxes, assessments, or charges not provided for on its books.

5.10 Environmental Law. Except as disclosed on Schedule 5.10, under the heading “Environmental Matters”, the Borrower and has not received notice or otherwise learned of (A) any Environmental Liability which could individually or in the aggregate have a Material Adverse Effect arising in connection with (i) any non-compliance with or violation of the requirements of any Environmental Law or (ii) the release or threatened release of any toxic or hazardous waste into the environment, (B) any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste into the environment which could individually or in the aggregate have a Material Adverse Effect or (C) any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which the Borrower is or may be liable.

5.11 No Material Misstatements. No information, exhibit, statement or report furnished to the Bank by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

5.12 Location of Business and Office. The principal place of business and chief executive office of the Borrower is located at 14313 N. May Avenue, Suite 100, Oklahoma City, Oklahoma 73134, or at such other location as the Borrower may have, by proper written notice hereunder, advised the Bank.

5.13 Security Instruments. The provisions of the Security Instruments are effective to create in favor of the Bank legal, valid and enforceable Liens, except as limited by equitable principles and applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time-to-time affecting the rights of creditors generally, in all right, title and interest of the Borrower in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable Laws prior to the intervention of rights of other Persons, shall constitute fully perfected first priority Liens on all right, title and interest of the Borrower in the Collateral described therein, subject to Permitted Liens.

5.14 Defaults. The Borrower is not in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which the Borrower is a party in any respect. No Event of Default hereunder has occurred and is continuing.

5.15 Use of Proceeds; Margin Stock. The proceeds of the Note will be used by the Borrower solely for the purposes described herein. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U or Regulation X of the board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit’ within the meaning of such Regulations. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any “margin stock” as defined in such Regulations, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” with in the meaning of said Regulations. Neither the Borrower nor any Person acting on behalf of the Borrower, has taken or will take any action which might cause the Note hereunder or under any of the Security Instruments, including this Agreement, to violate said Regulations or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

5.16 Liens. Except for Permitted Liens set forth on Schedule 5.16, the Collateral is free and clear of all Liens and encumbrances, and Borrower’s other assets are free and clear of all Liens and encumbrances.

ARTICLE VI

AFFIRMATIVE COVENANTS

6. Unless agreed in writing by the Bank to the contrary, so long as any Obligation remains outstanding or unpaid:

6.1 Maintenance of Loan to Value Ratio. The Borrower shall maintain a loan to value ratio whereby any balances outstanding under the Note shall not exceed 75% of the present value of the Collateral Base discounted 10%. This requirement in no way requires the Bank to loan Borrower 75% of the present value of the Collateral Base and the Borrower acknowledges that it is pledging all of its interest in the Oil and Gas Properties and not just that percentage of the Oil and Gas Properties necessary for the Loan to not exceed 75% of the present value of the Oil and Gas Properties discounted at 10%.

6.2 Financial Statements on Borrower. The Borrower shall deliver to the Bank on or before the 120th day after the close of the calendar year, (a) a copy of its annual Financial Statement, (b) a copy of the tax return for the preceding year, and (c) concurrent with (a) and (b) above, a Compliance Certificate executed by the Borrower’s Operating Member stating that such Operating Member, after due inquiry, has no knowledge of a Default or an Event of Default.

6.3 Take or Pay Agreements. The Borrower shall deliver to the Bank contracts or other agreements concerning take or pay, prepayment, and gas balancing liabilities of the Borrower that could have a Material Adverse Effect.

6.4 Engineering Reports.

(a) The Borrower shall deliver to the Bank no later than December 31 of each year during the term of this Agreement beginning December 31, 2004, certified engineering reports covering or pertaining to the Oil and Gas Properties of Borrower by a registered engineer, which report fairly and accurately (i) the proven and producing oil and gas reserves attributable to the Oil and Gas Properties of Borrower as of September 30 of the year for which such reserve reports are furnished, (ii) the aggregate present value determined on the basis of stated pricing assumptions, of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of proven and producing reserves, and (iii) projections of the annual rate of production, gross income and net income with respect to such proven and producing reserves. If requested by the Bank, the Borrower shall provide Bank with such other reserve information as the Bank may reasonably request.

(b) The reports provided pursuant to this Section 6.4 shall be submitted to the Bank together with additional data as the Bank may reasonably request concerning pricing, quantities of production from such Oil and Gas Properties, purchasers of production and engineering and geological data.

6.5 Additional Information. The Borrower shall furnish to the Bank, promptly upon the reasonable request of the Bank, such additional financial or other information concerning the assets, liabilities, operations and transactions of the Borrower as the Bank may from time to time reasonably request; and notify the Bank not less than ten (10) Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in the state of organization.

6.6 Letters in Lieu of Transfer Orders. Promptly upon a reasonable request by the Bank at any time and from time-to-time and without limitation on the rights of the Bank in accordance with Sections 3.2 and 3.3, the Borrower shall execute such letters in lieu of transfer orders as are necessary or appropriate to transfer and deliver to the Bank proceeds from or attributable to any Mortgaged Property; provided, however, that such letters shall only be delivered to the addressees thereof in accordance with Section 3.2 of this Agreement.

6.7 Division Orders. Promptly upon request by the Bank at any time and from time to time and without limitation on the rights of the Bank in accordance with Sections 3.2 and 3.3, the Borrower shall execute such division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Bank proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property, provided, however, that such letters shall only be delivered to the addressees thereof in accordance with Section 3.3 of this Agreement.

6.8 Notices of Certain Events. Deliver to the Bank, immediately upon the Operating Member or the Manager having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by the Operating Member and setting forth the relevant event or circumstance and the steps being taken with respect to such event or circumstance:

(a) Any Default or Event of Default;

(b) Any default or event of default under any material contractual obligation of the Borrower, or any material Litigation affecting the Borrower before any Governmental Authority or Tribunal;

(c) Any Litigation involving the Borrower as a defendant or in which any Property of the Borrower is subject to a claim (i) in which the amount involved is $100,000 or more and which is not covered by insurance, (ii) in which, together with any other outstanding litigation or proceeding (whether or not previously disclosed hereunder), the aggregate amount involved in all such litigation is $100,000 or more and which is not covered by insurance,, or (iii) in which injunctive or similar relief is sought which affects a Property having a fair market value (net to the Borrower’s interest therein) of more than $100,000 or could reasonably be expected to result in an expenditure by the Borrower of more than $100,000.00;

(d) Any existing or asserted Lien on any of the properties of the Borrower, personal or real, tangible or intangible, including, without limitation, the Collateral, excluding Permitted Liens;

(e) The receipt by the Borrower of any Environmental Complaint or any formal request from any Governmental Authority or other Person for information (other than requirements for compliance reports) regarding any Release of Hazardous Substances by the Borrower from, affecting or related to any Property of the Borrower or adjacent to any Property of the Borrower which Environmental Complaint or request could reasonably be expected to have a Material Adverse Effect;

(f) Any actual, proposed or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of the Borrower following any allegation of a violation of any Environmental Law which testing or investigation could reasonably be expected to have a Material Adverse Effect;

(g) Any Release of Hazardous Substances by the Borrower from, affecting or related to any Property of the Borrower or adjacent to any Property of the Borrower or Mortgagors except in accordance with applicable Environmental Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension or forfeiture of or failure to renew, any permit, license, registration, approval or authorization, which Release, violation, revocation, suspension, forfeiture or failure could reasonably be expected to have a Material Adverse Effect; and

(h) Any change in the Borrower’s accounting practices and procedures, including a change in the Borrower’s fiscal year;

(i) Any notice of claim of a material gas imbalance; and

(j) Any other event or condition that could reasonably be expected to have a Material Adverse Effect.

6.9 Compliance with Law. The Borrower shall comply with all applicable laws, rules, regulations, and all orders of any court or tribunal applicable to the Borrower or any of its property, business operations or transactions, the resulting non-compliance of which could have a Material Adverse Effect. Notwithstanding the reasonable efforts of the Borrower to comply with its obligations under this Section 6.9, should any non-compliance with any Requirement of Law cause or could reasonably be expected to cause a Material Adverse Effect, the Bank shall be notified of such event pursuant to Section 6.9 and the Bank shall be entitled to exercise its rights and remedies pursuant to Section 8.2.

6.10 Payment of Assessments and Charges. The Borrower shall pay all taxes, assessments, governmental charges, rent, and other Indebtedness that, if unpaid, might become a Lien, other than a Permitted Lien, against the Collateral of the Borrower, except any of the foregoing being Contested in Good Faith.

6.11 Hazardous Substances Indemnification. The Borrower shall indemnify and hold the Bank harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys’ fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under or from an, Property of the Borrower, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off any Property of the Borrower, whether prior to or during the term hereof, and whether by the Borrower, or any predecessor in title, employee, agent, contractor or subcontractor of the Borrower, or any other Person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination on or under any Property of the Borrower, or (d) any contamination of any Property or natural resources of the Borrower arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances by the Borrower, or any employee, agent, contractor or subcontractor of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, irrespective of whether any of such activities were or will be undertaken in accordance with applicable Requirements of Law, including, without limitation, any of the foregoing arising from negligence, whether sole or concurrent, on the part of the Bank; with the foregoing indemnity surviving satisfaction of all Obligations and the termination of this Agreement, unless all such Obligations have been satisfied wholly in cash from the Borrower and not by way of realization against any Collateral or the conveyance of any Property in lieu thereof, provided that such indemnity shall not extend to any of the foregoing resulting from the Bank’s gross negligence or willful conduct or any act or omission by the Bank with respect to any Property subsequent to the Bank becoming the owner of such Property and with respect to which Property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the acquisition of title thereto by the Bank.

6.12 Maintenance of Existence and Good Standing. The Borrower shall take all necessary actions to preserve its existence or qualification and good standing in all states in which it is doing business; to obtain and retain all material approvals, consents, permits, licenses and certificates from all applicable governmental authorities; to comply with all valid and applicable statutes, rules and regulations; and to continue to conduct its business in substantially the same manner as such business is now conducted.

6.13 Further Assurances. The Borrower shall promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge and deliver such other assurances and instruments as shall, in the good faith and reasonable opinion of the Bank, be necessary to fulfill the terms of the Loan Documents.

6.14 Initial Fees and Expenses of Bank and/or Legal Counsel to Bank. The Borrower shall promptly reimburse the Bank for all reasonable and customary out-of-pocket expenses of the Bank (including the Bank’s attorney’s fees in an amount not to exceed $5,000) in connection with the preparation of this Agreement, the satisfaction of the conditions precedent set forth herein and the consummation of the transactions contemplated in this Agreement (including, without limitation, all recording fees, mortgage tax, and filing fees and including legal fees).

6.15 Subsequent Fees and Expenses. The Borrower shall promptly reimburse the Bank (after the Borrower’s receipt of the Bank’s request for reimbursement) for all reasonable amounts expended, advanced or incurred by the Bank necessary to protect the Bank’s interest, together with interest thereon as provided in this Section 6.15 (i) to satisfy any of the Obligations, (ii) to protect or enforce the Bank’s rights under any of the Loan Documents, (iii) to amend any of the Loan Documents, or (iv) to protect the Collateral or business of the Borrower; provided, however, if an uncured Event of Default does not exist, the Bank must obtain the Borrower’s contemporaneous written consent prior to making any such expenditure or Advance, or incurring such reimbursable amount. The amount so reimbursable pursuant to this Section 6.15 shall bear interest at the per annum interest rate equal to the Index Rate, calculated on a basis of a calendar year of 360 days, but counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced or incurred by the Bank until the date that it is repaid to the Bank, with the obligations under this Section 6.15 surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian or liquidator of the Borrower appointed in any such case.

6.16 Maintenance and Inspection of Tangible Properties. The Borrower shall maintain all of its material tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate, if operated by the Borrower, such Properties in a good and workmanlike manner; and permit any authorized representative or representatives of the Bank to reasonably visit and inspect any tangible Property of the Borrower.

6.17 Maintenance of Insurance and Evidence Thereto. The Borrower shall continue to maintain, or continue to be maintained, insurance with respect to its Properties and businesses against such liabilities, casualties, risks and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Bank, and, on the Closing Date or upon any renewal of any such insurance and at other times upon the reasonable request by the Bank, furnish to the Bank evidence, satisfactory in the good faith judgment of the Bank of the maintenance of such insurance.

6.18 Payment of Note and Performance of Obligations. Borrower shall pay the Note according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act and discharge all of the Obligations provided to be performed and discharged by the Borrower under the Loan Documents, at the time or times and in the manner specified.

6.19 Depository Accounts. The Borrower shall maintain all of its depository and operating accounts with the Bank.

6.20 Existing Business. The Borrower shall maintain its business as engaged in as of the Closing Date unless otherwise consented to by the Bank in writing.

6.21 Maintenance and Access to Records. The Borrower shall keep adequate records of all transactions so that at any time, and from time to time, true and complete financial conditions may be readily determined, and, promptly following the reasonable request of the Bank, make such records available during Borrower’s customary business hours for inspection by the Bank and, at the expense of the Borrower, as applicable, allow the Bank to make copies thereof at the Borrower’s premises and take same to Bank’s place of business.

6.22 Financing Statements and Other Actions: Defense of Title. Borrower hereby authorizes the Bank to file any financing statements, continuation statements, lien entry forms or other similar documents which Bank deems necessary in order to protect, preserve, continue, perfect, extend or maintain a valid security interest in the Collateral to secure payment of the Obligations. Borrower will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Bank in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

ARTICLE VII

NEGATIVE COVENANTS

7. Unless agreed in writing by the Bank to the contrary, which agreement will not be unreasonably withheld, so long as any Obligation remains outstanding or unpaid or any Commitment exists:

7.1 Indebtedness. The Borrower shall not further create, incur, assume or suffer to exist any Indebtedness to a bank, whether by way of loan or otherwise.

7.2 Contingent Obligations. The Borrower shall not create, incur, assume or suffer to exist any Contingent Obligation on or after the Closing Date; provided however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred in the ordinary course of business.

7.3 Lien. The Borrower shall not create, incur, assume or suffer to exist any Lien on any of the Collateral or any other Property of the Borrower whether now owned or hereafter acquired without the written consent of the Bank, provided however, the foregoing restrictions shall not apply to Permitted Liens.

7.4 Sales of Assets. The Borrower shall not sell, transfer or otherwise dispose of all or a substantial portion of its assets, now owned or hereafter acquired, whether pursuant to a single transaction or a series of transactions. Notwithstanding the foregoing, the Borrower may collect its accounts and dispose of or consume its inventory, supplies and materials in the ordinary course of the Borrower’s business.

7.5 Loans or Advances. The Borrower shall not make or agree to make or allow to remain outstanding any loans or Advances to any Person or Affiliate; provided however, the foregoing restrictions shall not apply to (a) existing loans, other than to the Bank, disclosed on Schedule 7.5 and any renewals, refinancings, or extensions of such loan; (b) advances or extensions of credit in the form of accounts payable incurred in the ordinary course of business and upon terms common in the industry for such accounts payable.

7.6 Cancellation of Insurance. The Borrower shall not allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal or comparable substitution.

7.7 Mergers and Consolidations; Chances in Corporate Structure. The Borrower shall not (i) merge or consolidate with any Person, or permit any such merger or Consolidation; (ii) form, acquire or become a shareholder, partner or joint venturer in any corporation, partnership, joint venture or other business entity; (iii) discontinue business; (iv) make any material change in the nature of or manner in which it conducts its business; (v) form any Plan which is subject to Title IV of ERISA; or (vi) liquidate, wind-up or dissolve.

7.8 Chance in Management. The Borrower shall not make any Change in Management, as is defined herein.

7.9 Transactions with Affiliates. The Borrower shall not directly or indirectly, enter into any sale, lease or exchange of Property or any contract for the rendering of goods or services with any Affiliate or any of them, other than upon fair and reasonable terms no less favorable than could be obtained in an arm’s length transaction with a Person which was not an Affiliate if such transaction would have a Material Adverse Effect without the prior written consent of Bank.

7.10 Organization or Acquisition of Subsidiaries. The Borrower shall not organize or acquire any subsidiary in addition to those existing as of the Closing Date, if any such organization or acquisition would have a Material Adverse Effect.

ARTICLE VIII

EVENTS OF DEFAULT

8.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default as that term is used herein:

(a) Default shall be made in the payment by Borrower when due of any installment of principal or interest under this Agreement, the Note, or any Fee provided for herein and said default is not remedied within ten (10) days after the same is due;

(b) An Event of Default as defined in any Loan Document shall have occurred;

(c) Default shall be made by the Borrower in the due observance or performance of any of its obligations, covenants or agreements contained in any of the Loan Documents;

(d) Any representation or warranty made by the Borrower in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate or data furnished or made to the Bank in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

(e) Default shall be made by the Borrower (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note or other evidence of indebtedness or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied beyond the applicable grace period, if any, with respect thereto and such default is not being contested in good faith by the Borrower;

(f) The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding concerning Borrower, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

(g) An order, judgment or decree shall be entered against the Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets and such order, judgment or decree shall not be dismissed or stayed within 30 days after the issuance and entry thereof;

(h) The levy against any significant portion of the Property of the Borrower or any execution, garnishment, attachment, sequestration or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy and which could reasonably be expected to have a Material Adverse Effect;

(i) A final and non-appealable order, judgment or decree shall be entered against the Borrower for money damages and/or Indebtedness due in an amount in excess of $100,000 which is not otherwise covered by insurance for 100% of the judgment in excess of $100,000 and such order, judgment or decree shall not be dismissed or the execution thereof stayed within 30 days;

(j) Any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. § 1961 et seq. the result of which could be the forfeiture or transfer of any material Property of the Borrower subject to a lien in favor of the Bank without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

(k) The Borrower shall have (i) concealed, removed or diverted, or permitted to be concealed, removed or diverted, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them; (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law; (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors, similarly situated have not been paid with the intent to hinder, delay or defraud its creditors or any of them; or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

(l) Any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby; or

(m) The good faith determination by the Bank that a Material Adverse Effect has occurred or will occur or that the value of the Collateral has, or will be, materially decreased; or

(n) The dissolution or loss of legal existence of the Borrower;

(o) A Change in Management of the Borrower shall occur.

8.2 Remedies.

(a) Upon the occurrence of an Event of Default specified in Subsection 8.1(a), upon ten (10) days’ written notice, all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower. Nothing contained in this Section 8.2 shall be construed to limit or amend in any way the Events of Default enumerated in the Note, or any other Loan Documents executed in connection with the transaction contemplated herein.

Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) of the Borrower to the extent held by the Bank to or for the account of the Borrower against any and all of the Indebtedness of the Borrower under the Note, irrespective of whether or not the Bank shall have made any demand under the Security Instruments, including this Agreement or the Note and although such Indebtedness may be unmatured. Any amount setoff by the Bank shall be applied against the Indebtedness owed the Bank by the Borrower pursuant to this Agreement and the Note. The Bank agrees promptly to notify the Borrower, after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The Rights of the Bank under this Section 8.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off which the Bank may have). Within five (5) Business Days after any such set-off or appropriation by the Bank, the Bank shall give the Borrower written notice thereof. However, a failure to give such notice will not affect the validity of the set-off or appropriation.

(b) Upon the occurrence of any Event of Default, other than those specified in Section 8.1(a), the Borrower shall have thirty (30) days after receiving written notification of the Event of Default to cure such Default but, during such cure period, the Bank will not, as a result of such Default, accelerate the Note or exercise any of its rights pursuant to the Loan Documents, and notwithstanding Section 8.1, such Default will not constitute an “Event of Default”, unless such Default is not remedied to the reasonable satisfaction of Bank within 30 days after the Borrower’s receipt of such written notification. This Section 8.2(b) does not modify or alter the rights of the Bank under Section 8.2(a) of the Loan Agreement dated December 18, 2003, between Borrower and the Bank and any notice under Section 8.2(a) of the 2003 Loan Agreement is governed by the provisions of said Section 8.2(a) and not by this Section 8.2(b). In the event the Borrower shall fail to effectuate such a cure, the Bank may declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower, and in such event, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) held by the Bank containing funds of the Borrower to the extent of the Obligations. The aforementioned setoff right shall not apply to funds contained in any account, including any drilling or escrow account, of the Borrower held for the benefit of or in trust for any third party including royalty, overriding royalty, or working interest owners other than Borrower.

(b) Subject to the provisions of this Agreement, upon the occurrence of any Event of Default the Bank may, in addition to the foregoing, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

ARTICLE IX

MISCELLANEOUS

9.1 Transfers and Participations. The Bank may, at any time, sell, transfer, assign or grant participations in the Obligations or any portion thereof; and the Bank may forward to each transferee and each prospective transferee all documents and information relating to such obligations, whether furnished by the Borrower or otherwise obtained, as the Bank determines necessary or desirable. The Borrower agrees that each transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the Obligations held by it as fully as if such transferee were the direct holder thereof, subject to any agreements between such transferee and the transferor to such transferee. The Bank agrees that each such transferee shall assume all of the obligations of the Bank pursuant to the Loan Documents.

9.2 Survival of Representations Warranties and Covenants. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of this Agreement, the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding.

9.3 Notices and Other Communications. Except as to verbal notices expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests and communications hereunder shall be in writing (including by telegraph or telecopy). Unless otherwise expressly provided herein, any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telecopy notice, when receipt thereof is addressed as follows:

(a) If to the Bank, to:

Americrest Bank

3333 N.W. Expressway

P.O. Box 25676

Oklahoma City, OK 73125-0676

Attention: Robert P. Holmes, Senior Vice President

(b) If to the Borrower, to:

Coastal Energy LLC

14313 N. May, Suite 100

Oklahoma City, OK 73134

Attention: Mike Liddell, Operating Member

and to

Wexford Capital LLC, Manager

411 West Putnam Avenue

Greenwich, CT 06830

Attention: Paul Jacobi

Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

9.4 Parties in Interest. Subject to applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower or the Bank shall be binding upon and inure to the benefit of the Borrower or the Bank, as the case may be, and their respective heirs, legal representatives, successors and assigns.

9.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Bank and the Borrower. No other Person shall, have any right, benefit, priority or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Bank at any time if in its sole discretion it deems it advisable to do so.

9.6 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

9.7 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

9.8 Renewals and Extensions. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each promissory note hereafter executed or issued which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Note, or any other Loan Document.

9.9 No Waiver; Rights Cumulative. No course of dealing on the part of the Bank, its officers or employees, nor any failure or delay by the Bank with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Bank under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

9.10 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

9.11 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

9.12 Amendments or Modifications. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

9.13 Controlling Provision Upon Conflict. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

9.14 Time of Essence. Time is of the essence of this Agreement and of each provision hereof.

9.15 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Bank; provided however, that in no event shall the Bank violate applicable Law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

9.16 Lack of Relationship. The relationship between the Borrower and the Bank is, and shall at all times remain, solely that of borrower and lender, and Bank neither undertakes nor assumes any responsibility or duty to the Borrower to review, inspect, supervise, pass judgment upon, or inform the Borrower of any matter in connection with any phase of the Borrower’s business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to the Borrower by the Bank in connection with any such matter is for the protection of the Bank, and neither the Borrower nor any third party are entitled to rely thereon.

9.17 GOVERNING LAW. THIS AGREEMENT AND TEE LOAN DOCUMENTS SHALL BE DEEMED TO BE MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE STATE OF OKLAHOMA AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OP THE UNITED STATES OF AMERICA IN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT AND THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY JURISDICTION WHERE COLLATERAL IS LOCATED REQUIRE APPLICATION OF SUCH LAWS WITH RESPECT TO SUCH COLLATERAL.

9.18 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN

CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE BANK, IN COURTS HAVING SITUS IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE BANK IN ACCORDANCE WITH THIS SECTION.

9.19 NO DAMAGES. THE BANK SHALL NOT BE LIABLE TO THE BORROWER (WHETHER IN CONTRACT, TORT, OR OTHERWISE) FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES, HOWEVER ARISING, FOR ANY OTHER ACTION TAKEN OR OMITTED WITH RESPECT TO THIS AGREEMENT.

9.20 WAIVER OF RIGHTS TO JURY TRIAL. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT.

9.21 Entire Agreement. This Agreement constitutes the entire Agreement among the parties hereto with respect to the parties hereof and shall supersede any prior agreement between the parties hereto, whether written or oral, relating to the subject hereof. Furthermore, in this regard, this written Agreement and the other written Loan Documents represent, collectively, the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

BORROWER:	Coastal Energy LLC a Delaware limited liability company

	By:	Wexford Capital LLC, Manager

	By:	/s/ PAUL JACOBI
Paul Jacobi, Vice President

BANK:	Americrest Bank

	By:	/s/ ROBERT P. HOLMES
Robert P. Holmes
Senior Vice President

Schedule 1

Ownership

Taurus Investors LLC           86.6667%

Navitas Investors LLC         33.3333%

Schedule 5.5

Liabilities

None

Litigation

None

Schedule 5.10

Environmental Matters

None

Schedule 5.16

Permitted Liens

None

Schedule 7.5

Other Indebtedness

None

PROMISSORY NOTE

$4,000.000.00	Oklahoma City, Oklahoma	May 21, 2004

FOR VALUE RECEIVED, the undersigned, COASTAL ENERGY LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of AMERICREST BANK (the “Bank”), at the offices of the Bank, 3333 N.W. Expressway, Oklahoma City, Oklahoma or at P.O. Box 25676, Oklahoma City, Oklahoma 73125-0676, the principal sum of Four Million and No/100 Dollars ($4,000,000.00), or so much thereof as may be advanced to or for the benefit of the Borrower, in lawful money of the United States of America, together with interest from the date hereof until paid at the rate set forth below, on or before June 1, 2009 (the “Maturity Date”).

The principal shall be due and payable in fifty-nine (59) equal monthly installments each in the amount of $66,667.04, plus accrued interest on the unpaid principal balance, beginning on July 1, 2004, and on the same day of each month thereafter up to and including May 1, 2009. A final installment, due on June 1, 2009, the Maturity Date, shall be in the amount of the entire unpaid principal balance, all accrued interest, and any other charges then remaining on this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

Interest shall be computed at a per diem charge based on a Three Hundred Sixty (360) day year. The unpaid principal amount from time to time outstanding under this Note shall bear interest at the rate of 2.875% over the one (1) month LIBOR as posted in the Wall Street Journal (the “Index Rate”). The Index Rate shall be adjusted on the first Business Day of each month (the “Date of Change”). The Index Rate is not necessarily the lowest rate charged by the Bank on its loans. Each change in the Index Rate shall become effective without notice to the Borrower (which notice is hereby waived) on the Date of Change.

This Note has been executed and delivered pursuant to the terms of that certain Loan Agreement (the “Loan Agreement”) of even date herewith and is the Term Note referred to therein. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the events, terms and conditions therein specified, voluntary and mandatory prepayments, and the rights and limitation of rights of the Borrower and the Bank. Upon the occurrence of an Event of Default, and expiration of applicable cure periods, as set forth in the Loan Agreement and used in the Loan Documents, the holder hereof (i) may declare the principal balance hereof and all accrued interest thereon to be immediately due and payable and (ii) shall have all rights and remedies of the Bank under the Loan Agreement and the Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Loan Agreement.

This Note is secured by the Collateral described in the Loan Agreement and the Security Instruments described in the Loan Agreement (the “Security Instruments”) which have been executed by the Borrower and delivered to the Bank. Reference is hereby made to the Security Instruments for a description of the property, assets and interests thereby mortgaged, conveyed, pledged and/or assigned, as the case may be; the nature and extent of the security thereunder and the security interest or mortgage liens created thereby, and the rights of the Bank (or the holder of this Note) and the Borrower in respect thereof.

Borrower agrees that liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

No waiver by the Bank of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of the Bank, no delay or omission in the exercise or enforcement by the Bank of any rights or remedies shall ever be construed as a waiver of any right or remedy of the Bank; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of the Bank.

Notwithstanding anything contained in this Note to the contrary, the holder hereof shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the amount permitted and calculated as the Highest Lawful Rate, and, in the event the holder hereof ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated as the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full: any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note.

If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Loan Agreement) such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

This Note is being delivered, and is intended to be performed, in the State of Oklahoma. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Oklahoma shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Oklahoma County, Oklahoma.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower promises to pay all costs and expenses of collection including, but not limited to, court costs and reasonable attorney fees of the holder hereof.

The records of the holder of this Note shall be prima fade evidence of the amount owing on this Note. This Note may be assigned by holder without the consent of the Borrower.

COASTAL ENERGY LLC, a Delaware limited liability company

By:	Wexford Capital LLC, Manager

By:	/s/ PAUL JACOBI
Paul Jacobi, Vice President